UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): October 8, 2003
                              (September 23, 2003)


                         AMERICAN RETIREMENT CORPORATION
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)




Tennessee                                01-13031                62-1674303
---------                                --------                ----------
(State or Other Jurisdiction of          (Commission File    (I.R.S. Employer
Incorporation or Organization)            Number)            Identification No.)


111 Westwood Place, Suite 200, Brentwood, TN                     37027
--------------------------------------------                     -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's Telephone Number, Including Area Code:  (615) 221-2250

INDEX


                                                                            Page


Item 2.           Acquisition or Disposition of Assets .......................3

Signatures             .......................................................5

Item 2.           Acquisition or Disposition of Assets

     On September 23, 2003, American Retirement Corporation (the "Company") completed a multi-property transaction with Health Care Property Investors, Inc. ("HCPI") that involved the sale/lease-back of three Retirement Centers and the sale of a fourth Retirement Center.(1) The Company also entered into a long-term agreement to manage the fourth community for an unaffiliated third party. Finally, the Company obtained mortgage financings from HCPI that are secured by certain land parcels adjoining two of the communities.

           The proceeds of the transaction were used to repay approximately $113 million of first mortgage debt on the four Retirement Centers. In addition, after first mortgage prepayment costs of $1 million, credit for HCPI's existing minority interest in the properties, and transaction costs, the remaining proceeds of $52 million were used to repay a portion of the HCPI 19.5% mezzanine debt ("HCPI Loan"). The terms of the HCPI Loan originally did not permit prepayment until after October 2005, however, the parties amended the agreement to allow for this transaction and the resulting prepayment.(2)

           The four Retirement Centers were valued in the transaction at $163.5 million, versus their net book value of approximately $73 million. As a result of the transaction, the Company expects to realize gains of approximately $93 million. Approximately $23 million of these gains will be recognized during the third quarter of 2003. The remaining approximately $70 million of gains will be recognized over the lease terms ("Deferred Gain"). Approximately $66 million of the Deferred Gain will be recognized over the initial ten year lease terms for the three Retirement Centers included in the sale/lease-back.

           An additional $4 million of Deferred Gain will be recognized over the remaining thirteen years of a Retirement Center lease previously entered into with HCPI during the first quarter of 2002. As part of the current transaction, this prior lease was amended to remove a purchase option related to the fixed assets of this community. The lease was previously accounted for as a financing, but as a result of the amendment, will now be accounted for as an operating lease with the associated gain recognized over the remaining thirteen years of the initial lease term.(3)

           The Company will continue to operate all four Retirement Centers (one under a management agreement), two of which are located in Texas, one in Arizona, and one in Colorado. The communities have a combined capacity of 1,170 units, including independent living, assisted living, memory enhancement and skilled nursing units. Three of the Retirement Centers were leased-back from HCPI under a master lease agreement with an initial term of ten years, plus two ten year renewal options. The lease for these three Retirement Centers will be accounted for as operating lease. The initial lease rate for these three communities will be 9.5%, with annual rent increases of 2.75%.

           The Company additionally agreed to manage the fourth Retirement Center, located in Colorado, for an unaffiliated third party under a long term management agreement. The initial term of the management agreement is ten years, plus two ten year renewal terms. Under the terms of the management agreement, the Company will continue to operate the Retirement Center under its existing tradename, and does not anticipate any change in operations, employees or services.

           As a result of this transaction, the Company will now report management fee revenue earned under the management agreement for the Colorado Retirement Center, instead of including the revenues and expenses of this community as part of its consolidated results. In addition, as a result of the transaction, the Company anticipates an increase in reported lease expense of approximately $10 million per year, but a decrease in reported interest expense of approximately $21 million per year.(4)(5)

           The Company also entered into a mortgage loan with HCPI in the amount of $7 million. Interest is payable monthly at LIBOR plus 3%, with the principal balance due in September 2005. The Company used the proceeds from the loan in conjunction with the repayment of the HCPI Loan as described above. The note is secured by vacant land parcels adjacent to two of the Retirement Centers included in the sale/lease-back transaction. Since these land parcels are currently in the process of being sold, the $7 million loan will be shown as a current liability, as debt associated with assets held-for-sale.

(1) Prior to the transaction, the Company held 90.8% and HCPI held 9.2% interest in the properties associated with these four Retirement Centers.

(2) The HCPI Loan balance as of September 30, 2003 will be approximately $76 million, down from $122 million as of June 30, 2003.

(3) This will result in reduction of land, buildings and equipment of approximately $20 million, and debt (capital lease obligations) of approximately $24 million.

(4) As a result of the transaction, reported lease expense is expected to increase by approximately $10 million per year, resulting from increases of approximately $17 million from the master lease entered into for the three Retirement Centers (including accounting for lease escalators), and the conversion of the March 2002 Retirement Center lease from a financing to an operating lease, offset by approximately $7 million per year of recognition of the Deferred Gain on the sale/lease-back transactions.

(5) As a result of the transaction, reported interest expense is expected to decrease by approximately $21 million per year, primarily resulting from a decrease in first mortgage interest of approximately $8 million per year, a decrease of $10 million per year of interest on the HCPI Loan, and conversion of the March 2002 Retirement Center lease from a financing to an operating lease. Approximately $5 million of the HCPI Loan interest savings were from amounts accrued but not paid each quarter. (Under the HCPI Loan, 9.5% of the 19.5% total interest is paid currently each quarter, with the balance deferred.)


Risks Associated with Forward Looking Statements


This Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could prove to be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. These forward-looking statements involve risks and uncertainties, including those identified within other filings with the SEC by the Company. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the forecasts, expectations, objectives or plans of the Company will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AMERICAN RETIREMENT CORPORATION

Date:  October 8, 2003                    By:  /s/ Bryan D. Richardson
                                          --------------------------------------
                                          Bryan D. Richardson
                                          Executive Vice President-Finance and
                                          Chief Financial Officer (Principal
                                          Financial and Accounting Officer)